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                                                                    Exhibit 3.12

                            ARTICLES OF INCORPORATION
                                       OF
                               PCA SPECIALTY, INC.

               The undersigned hereby submits these Articles of Incorporation for the purpose of forming a business corporation under the laws of the State of North Carolina:

               1.   The name of the corporation is PCA Specialty, Inc.

               2. The number of shares the corporation is authorized to issue is One Hundred Thousand (100,000), with $1.00 par value.

               3. The address of the initial registered office of the corporation in the State of North Carolina is 101 North Tryon Street, Suite 1900, Charlotte, Meklenburg County, North Carolina 28246; and the name of its initial registered agent at such address is Peter C. Buck.

               4. The name and address of the incorporator are Peter C. Buck, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina 28246.

               5. The number of directors constituting the initial board of directors shall be one (1); and the name and address of the person who is to serve as director until the first meeting of shareholders, or until his successor is elected and qualifies, are John Grosse, 815 Matthews-Mint Hill Road, Matthews, North Carolina 28105.

               6. To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the corporations shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the

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protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

               This the 2nd day of January, 1996.

                                          /s/ Peter C. Buck
                                          --------------------------------------
                                          Peter C. Buck, Incorporator

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                              ARTICLES OF AMENDMENT
                                       OF
                               PCA SPECIALTY, INC.

               The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its articles of incorporation:

               1.   The name of the corporation is PCA Specialty, Inc.

               2. The articles of incorporation of the corporation are hereby amended as follows:

                       Amendment Changing Corporate Name

               Paragraph 1 of the Articles of Incorporation is hereby amended to read as follows:

               1. The name of the corporation is PCA Specialty Retail Corporation, Inc.

               2. The foregoing amendment was adopted on the 1st day of February, 1996, by the sole director without shareholder action, which was not required because the corporation has not yet issued shares.

               This the 9th day of February, 1996.

                                          PCA Specialty, Inc.

                                          By: /s/ John Grosso
                                              ----------------------------------
                                              John Grosso, Sole Director
                                              Chairman

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                             State of North Carolina
                      Department of the Secretary of State

                              ARTICLES OF AMENDMENT
                              BUSINESS CORPORATION

Pursuant to (S)55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.   The name of the corporation is: PCA Specialty Retail Photo Corporation,
Inc.

2.   The text of the amendment adopted is as follows (State below or attach):

          The name of the corporation shall be changed to Photo Corporation of America.

3. The amendment was adopted by unanimous vote of the directors and shareholders of the Corporation on August 10, 2000. Except as amended, the Articles of Incorporation filed in the office of the Secretary of State on January 4, 1996 and amended on February 21, 1996 are ratified.

4.   These Articles will be effective upon filing.

This the 15th day of August, 2000

                                         PCA SPECIALTY PHOTO
                                         CORPORATION, INC.

                                         By: /s/ J. Robert Wren, Jr.
                                             -----------------------------------
                                             Name:  J. Robert Wren, Jr.
                                             Title: Secretary and Executive V.P.

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